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                                     EXHIBIT 23.3



                                   August 25, 1997


                               CONSENT OF LEGAL COUNSEL



Accent Software International Ltd
28 Peirre Koenig Street
Jerusalem 91530 Israel

Ladies and Gentlemen:

    We consent to the use by Accent Software International Ltd (the "Company") in the Company's Form S-3 Registration Statement to be filed on or about August 27, 1997, of our name and the statement with respect to our firm under the heading of "Legal Matters" in the Registration Statement.

                        Sincerely yours,

                        ROTHGERBER, APPEL, POWERS & JOHNSON LLP


                        /s/ Rothgerber, Appel, Powers & Johnson LLP
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